Exhibit 1.1

EXECUTION VERSION

CARNIVAL PLC

Underwriting Agreement

1.000% Senior Notes Due 2029

Guaranteed by

CARNIVAL CORPORATION

October 21, 2019

London, United Kingdom

To the Underwriters

      named in Schedule I hereto

Ladies and Gentlemen:

Carnival plc, a company incorporated and registered under the laws of England and Wales (the “Company”), proposes to issue and sell to the underwriters named in Schedule I hereto (the “Underwriters”), for whom BNP Paribas, Citigroup Global Markets Limited, Goldman Sachs & Co. LLC, Merrill Lynch International and NatWest Markets Plc are acting as representatives (the “Representatives”), €600,000,000 aggregate principal amount of its 1.000% Senior Notes Due 2029 having such terms as are identified in the Preliminary Prospectus as supplemented by pricing terms set out in Schedule II hereto (the “Debt Securities”), to be issued under the indenture, to be dated as of October 28, 2019, among the Company, Carnival Corporation, a corporation duly organized and existing under the laws of the Republic of Panama (“Carnival Corp.”), and U.S. Bank National Association, as trustee (the “Trustee”) (the “Base Indenture”), as supplemented by the First Supplemental Indenture, to be dated as of October 28, 2019, among the Company, Carnival Corp. and the Trustee (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), providing for the issuance of debt securities in one or more series, all of which will be entitled to the benefit of the Guarantees referred to below. Pursuant to the Indenture, Carnival Corp., as primary obligor and not merely as surety, has agreed to irrevocably, unconditionally and absolutely guarantee (the “Guarantees” and, together with the Debt Securities, the “Securities”), to each holder of Debt Securities and to the Trustee and its successors and assigns, (i) the due and punctual payment of principal of and interest on the Debt Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under the Indenture and the Debt Securities and (ii) the punctual and faithful performance, keeping, observance and fulfillment by the Company of all other obligations of the Company under the Indenture and the Debt Securities. The Securities will be issued in book-entry form deposited with, or on behalf of, a common depositary on behalf of Clearstream Banking, S.A. (“Clearstream”) and Euroclear Bank SA/NV, as operator of the Euroclear system (“Euroclear”), and will be issued in denominations of €100,000 and integral multiples of

€1,000 in excess of €100,000. In connection with the issuance of the Securities, the Company and Carnival Corp. will enter into an agency agreement (the “Agency Agreement”), to be dated as of October 28, 2019, between the Company, Carnival Corp. and Elavon Financial Services DAC, UK Branch, as paying agent (the “Paying Agent”). If the firm or firms listed in Schedule I hereto include only the firm or firms listed in Schedule II hereto, then the terms “Underwriters” and “Representatives,” as used herein, shall each be deemed to refer to such firm or firms.

All references in this agreement (the “Agreement”) to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed as of the relevant time and date to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3; all references in this Agreement to financial statements and schedules and other information that is “contained,” “included,” “stated” or “set forth” in the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that are or are deemed to be incorporated by reference from time to time in the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to mean and include any document filed under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, that is or is deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 25 hereof.

1. Representations and Warranties. The Company and Carnival Corp., jointly and severally, represent and warrant to, and agree with, each Underwriter as set forth below in this Section 1.

(a) The Company and Carnival Corp. meet the requirements for the use of Form S-3 under the Act, and have filed with the Commission an automatic shelf registration statement as defined in Rule 405 (the file numbers of which are set forth in Schedule II hereto) on Form S-3, including a base prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing not more than three years prior to the Execution Time. No stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company and Carnival Corp., are contemplated or threatened by the Commission, and any request on the part of the Commission for additional information has been complied with. Neither the Company nor Carnival Corp. has received from the Commission any notice pursuant to Rule 401(g)(2) of the Act objecting to use of the automatic shelf registration statement form. The Company and Carnival Corp. have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more Preliminary Prospectuses, each of which has previously been furnished to you. The Company and Carnival Corp. will file with the Commission the Final Prospectus relating to the Securities in accordance with Rule 424(b). As filed, such Final Prospectus shall contain all information required by the Act and the rules thereunder, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time.

(b) On the Effective Date and at the Execution Time, the Registration Statement did, at the Execution Time, the Preliminary Prospectus did, and when the Final Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined herein), the Final Prospectus (and any amendment or supplement thereto) will, comply in all material respects with the applicable requirements of the Act, the Exchange Act, the Trust Indenture Act and the respective rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and on the Closing Date the Indenture did or will comply in all material respects with the requirements of the Trust Indenture Act; and as of its date and as of the Closing Date, the Final Prospectus (together with any amendment or supplement thereto as of such respective dates) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company and Carnival Corp. make no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee, or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company or Carnival Corp. on behalf of any Underwriter through the Representatives expressly for inclusion in the Registration Statement or the Final Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only information furnished on behalf of any Underwriter consists of the information described as such in Section 7(b) hereof.

(c) The Disclosure Package, at the Applicable Time, does not, or will not, as the case may be, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each electronic road show or other Issuer Free Writing Prospectus reviewed and consented to by the Representatives and identified in Schedule V hereto, when read together with the Disclosure Package, at the Applicable Time, does not, or will not, as the case may be, and on the Closing Date, will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package or any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company on behalf of any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only information furnished on behalf of any Underwriter consists of the information described as such in Section 7(b) hereof.

(d) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated reports filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163 and (iv) at the Execution Time, the Company and Carnival Corp. were or are (as the case may be) a “well-known seasoned issuer” as defined in Rule 405.

(e) (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of the Rule 164(h)(2)) of the Securities and (ii) at the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company and Carnival Corp. were not and are not an Ineligible Issuer (as defined in Rule 405), without taking into account any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company and Carnival Corp. be considered an Ineligible Issuer.

(f) Each Issuer Free Writing Prospectus and the final term sheet prepared and filed pursuant to Section 4(b) hereto do not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company on behalf of any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished on behalf of any Underwriter consists of the information described as such in Section 7(b) hereof.

(g) The financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus present fairly in all material respects the financial position of the Company and Carnival Corp. and their respective consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus present fairly in all material respects the information required to be stated therein; and the other financial information included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus has been compiled on a basis consistent in all material respects with that of the financial statements and presents fairly in all material respects the information shown thereby. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(h) Except as otherwise disclosed in the Disclosure Package and the Final Prospectus, since the date of the most recent financial statements of the Company and Carnival Corp. included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus, there have been no transactions entered into by the Company, Carnival Corp. or any of their respective subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company, Carnival Corp. and their respective subsidiaries considered as one enterprise, nor has there been any change in the capital stock (other than the issuance of shares of capital stock upon the exercise of stock options and vesting of restricted stock units pursuant to employee stock plans or under share repurchase plans, pursuant to the terms thereof, in each case as disclosed in documents incorporated by reference in the Registration Statement or the Prospectus) or any material increase in the long-term debt of the Company, Carnival Corp. or any of their respective subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company or Carnival Corp. on any class of capital stock, or any material adverse change, or any adverse development which materially affects the business affairs, properties, financial condition, or results of operations of the Company, Carnival Corp. and their respective subsidiaries taken as a whole, except in each case as otherwise disclosed in the Prospectus.

(i) Each of the Company and Carnival Corp. has been duly incorporated and is validly existing and, to the extent such concept is applicable thereto, in good standing under the laws of its jurisdiction of organization, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business affairs, properties, financial condition, or results of operations of the Company, Carnival Corp. and the Significant Subsidiaries (as defined below) taken as a whole (a “Material Adverse Effect”), or would not reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company or Carnival Corp. of its obligations hereunder.

(j) The Company and Carnival Corp. have an authorized capitalization as set forth in the Disclosure Package and the Final Prospectus (except for subsequent issuances, if any, pursuant to the dual listed company transaction described in the Registration Statement, the Disclosure Package and the Final Prospectus, or pursuant to the conversion of outstanding convertible debt securities, exercise of outstanding stock options and vesting of restricted stock units described in the Registration Statement, the Disclosure Package and the Final Prospectus) and all the outstanding shares of Carnival Corporation common stock and Carnival plc ordinary shares have been duly authorized and validly issued, are fully paid and non-assessable. None of the outstanding shares of Carnival Corporation common stock and Carnival plc ordinary shares was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company or Carnival Corp., as applicable. Except as may be described in the Disclosure Package and the Final Prospectus, and except with respect to equity awards issued under the Company’s or Carnival Corp.’s equity incentive plans, there are no outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or Carnival Corp.

(k) Each of the Company and Carnival Corp. has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, to provide the representations, warranties and indemnities under, or contemplated by, this Agreement; and all action required to be taken for the due and proper authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby has been duly and validly taken.

(l) This Agreement has been duly authorized, executed and delivered by the Company and Carnival Corp.

(m) Except as may be described in the Disclosure Package and the Final Prospectus, none of the Company, Carnival Corp. or any of their respective subsidiaries is a party to any contract, agreement or understanding with any person (other than as contemplated by this Agreement) that would give rise to a valid claim against the Company, Carnival Corp. or any of their respective subsidiaries or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(n) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the Indenture and the Agency Agreement, the authorization, issuance, sale and delivery of the Securities by the Company and Carnival Corp. or the consummation of the transactions contemplated by this Agreement, except such as have been or will be obtained under the Act, the Exchange Act, the Trust Indenture Act, such as may be required under any existing law or regulation of the United Kingdom, and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals as have been obtained.

(o) The execution, delivery and performance of this Agreement, the Indenture and the Agency Agreement by the Company and Carnival Corp., the issuance, sale and delivery of the Debt Securities by the Company, the issuance and delivery of its Guarantees by Carnival Corp., and the consummation by the Company and Carnival Corp. of the transactions contemplated in this Agreement, the Indenture, the Agency Agreement, the Disclosure Package and the Final Prospectus and compliance by the Company and Carnival Corp. with the terms of this Agreement, the Indenture or the Securities: (i) do not and will not result in any violation of the Articles of Incorporation, as amended, or By-laws, as amended, of Carnival Corp. or the Articles of Association, as amended, of the Company; and (ii) do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or of Carnival Corp. or any “significant subsidiary” (as such term is defined in Rule 1-02(w) of Regulation S-X under the Act) of the Company or Carnival Corp. (all of which are listed in Schedule III hereto) (each such significant subsidiary a “Significant Subsidiary” and, collectively, the “Significant Subsidiaries”) pursuant to, (x) any indenture, mortgage, deed of trust or loan agreement, or any other agreement or instrument, to which the Company or Carnival Corp. or any of the Significant Subsidiaries is a party or by which any of them may be bound or to which any of their properties may be subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), (y) any existing applicable law, rule or regulation (except for such conflicts, breaches, liens, charges or encumbrances that would not have a Material Adverse Effect, and other than the securities or blue sky laws of any jurisdictions), or (z) any judgment, order or decree of any government, governmental instrumentality or court having jurisdiction over the Company or Carnival Corp. or any of their respective properties (except for such conflicts, breaches, liens, charges or encumbrances that would not have a Material Adverse Effect).

(p) The statements set forth in the Disclosure Package and the Final Prospectus under (i) the captions “Description of the Notes” and “Description of Debt Securities of Carnival plc” insofar as they purport to constitute a summary of the terms of the Securities, and (ii) under the captions “Material U.K. Tax, U.S. Federal Income Tax, E.U. Tax and Panamanian Tax Consequences,” “Underwriting” and “Plan of Distribution” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects.

(q) Except as may be described in the Disclosure Package and the Final Prospectus, none of the Company, Carnival Corp. or any of the Significant Subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, Carnival Corp. or any of the Significant Subsidiaries is a party or by which the Company, Carnival Corp. or any of the Significant Subsidiaries is bound or to which any of the property or assets of the Company, Carnival Corp. or any of the Significant Subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(r) The documents incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus, and any amendment or supplement thereto, as of the dates they were filed with the Commission, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and none of such documents, when they were filed with the Commission, included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any documents filed with the Commission subsequent to the Execution Time and prior to the completion or termination of the offering of the Securities that are deemed to be incorporated by reference into the Registration Statement, the Disclosure Package and the Final Prospectus, will, when they are filed with the Commission, comply as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(s) The Securities and the Indenture will conform in all material respects to the description thereof contained in the Disclosure Package and the Final Prospectus and any amendment or supplement thereto.

(t) Except as may be described in the Disclosure Package and the Final Prospectus, no labor dispute with the employees of the Company, Carnival Corp. or any Significant Subsidiary exists or, to the knowledge of the Company or Carnival Corp., is imminent which would reasonably be expected to have a Material Adverse Effect.

(u) Except as may be described in the Disclosure Package and the Final Prospectus, each of the Company and Carnival Corp., directly or indirectly, holds good and marketable title to each of its vessels and each such vessel is duly registered under the laws of the applicable jurisdiction.

(v) Except as may be described in the Disclosure Package and the Final Prospectus, there are no legal, governmental, tax or regulatory investigations, actions, suits or proceedings pending to which the Company, Carnival Corp. or any of the Significant Subsidiaries is a party or to which any property of the Company, Carnival Corp. or any of the Significant Subsidiaries is the subject that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; no such investigations, actions, suits or proceedings are threatened or, to the knowledge of the Company or Carnival Corp., threatened by any governmental, tax or regulatory authority or others.

(w) The Indenture has been duly authorized by the Company, and at the Closing Date, will have been executed and delivered by the Company, will have been duly qualified under the Trust Indenture Act, and will constitute a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors’ rights generally from time to time in effect and subject as to enforceability to general principles of equity, regardless of whether considered in a proceeding in equity or at law); and the Debt Securities have been duly authorized by the Company, and, when the Debt Securities are executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, will constitute legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors’ rights generally from time to time in effect and subject as to enforceability to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(x) The Indenture has been duly authorized by Carnival Corp., and at the Closing Date, will have been executed and delivered by Carnival Corp. and will constitute a legal, valid and binding instrument enforceable against Carnival Corp. in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors’ rights generally from time to time in effect and subject as to enforceability to general principles of equity, regardless of whether considered in a proceeding in equity or at law); and the Guarantees have been duly authorized by Carnival Corp., and, when the Guarantees are executed and delivered in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, will constitute legal, valid and binding obligations of Carnival Corp. entitled to the benefits of the Indenture, enforceable against Carnival Corp. in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors’ rights generally from time to time in effect and subject as to enforceability to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(y) The Agency Agreement has been duly authorized by each of the Company and Carnival Corp., and at the Closing Date, will have been executed and delivered by each of the Company and Carnival Corp. and will constitute a legal, valid and binding instrument enforceable against the Company and Carnival Corp. in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors’ rights generally from time to time in effect and subject as to enforceability to general principles of equity, regardless of whether considered in a proceeding in equity or at law).

(z) Each of the Company and Carnival Corp. have used reasonable efforts to cause the Securities to be duly authorized for listing or trading on the New York Stock Exchange (the “NYSE”) as of the date of the issuance of the Securities, or as promptly as practicable thereafter, and the Company and Carnival Corp. have no reason to believe that the Securities will not be authorized for listing on the NYSE, subject to official notice of issuance.

(aa) The Company and Carnival Corp. are not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(bb) PricewaterhouseCoopers LLP, which has certified certain financial statements of the Company, Carnival Corp. and their respective subsidiaries included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus, is an independent registered public accounting firm with respect to the Company, Carnival Corp. and their respective consolidated subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Act.

(cc) Except as may be described in the Disclosure Package and the Final Prospectus, each of the Significant Subsidiaries has been duly organized and is validly existing and, to the extent such concept is applicable thereto, in good standing under the laws of their respective jurisdictions of organization, is duly qualified to do business and is in good standing in each jurisdiction in which its respective ownership or lease of property or the conduct of its respective businesses requires such qualification, and has all power and authority necessary to own or hold its respective properties and to conduct the businesses in which it is engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect; except as may be described in the Disclosure Package and the Final Prospectus or on Schedule III hereto, all of the issued shares of capital stock of each such Significant Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and are owned directly or indirectly by the Company or Carnival Corp., as the case may be, free and clear of all liens, encumbrances, equities or claims; and none of the outstanding shares of capital stock of any Significant Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary.

(dd) The Company and Carnival Corp. maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or caused such internal controls over financial reporting to be designed under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as may be described in the Final Prospectus, there are no material weaknesses in the internal controls of the Company and Carnival Corp.

(ee) The Company and Carnival Corp. maintain “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information required to be disclosed by the Company and Carnival Corp. in reports that they file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the management of the Company or Carnival Corp., as the case may be, as appropriate to allow timely decisions regarding required disclosure. The Company and Carnival Corp. have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(ff) Except as may be described in the Disclosure Package and the Final Prospectus or except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) none of the Company, Carnival Corp. nor any of the Significant Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Company Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Company Hazardous Materials; (B) the Company, Carnival Corp. and the Significant Subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Prospectus; and (C) none of the Company, Carnival Corp. nor any of the Significant Subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization.

(gg) Except as may be described in the Disclosure Package and the Final Prospectus or would not have a Material Adverse Effect, the Company, Carnival Corp. and the Significant Subsidiaries own or possess the intellectual property necessary to carry on the business now operated by them, and neither the Company nor Carnival Corp. nor, to the knowledge of the Company or Carnival Corp., any of their respective subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any such intellectual property or of any facts or circumstances which would render any such intellectual property invalid or inadequate to protect the interest of the Company, Carnival Corp. or any of their respective subsidiaries therein, and which infringement or conflict or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(hh) None of the Company or Carnival Corp., nor any of their respective subsidiaries, nor, to the best knowledge of the Company and Carnival Corp., any director, officer, agent, employee or affiliate of the Company, Carnival Corp. or any of their respective subsidiaries is currently the target of any proceeding, investigation, suit or other action arising out of any sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union or Her Majesty’s Treasury (each, a “Sanctions Authority”); and the Company or Carnival Corp. will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any sanctions administered by a Sanctions Authority. It is acknowledged and agreed that the representation and warranty contained in this Section 1(hh) of this Agreement is only sought and given to the extent that to do so would be permissible pursuant to Council Regulation EC No. 2271/96 (the “Blocking Regulation”) or any similar blocking or anti-boycott law in the United Kingdom.

(ii) None of the Company or Carnival Corp., nor any of their respective subsidiaries nor, to the best knowledge of the Company and Carnival Corp., any director, officer, agent, employee, representative or affiliate of the Company, Carnival Corp. or any of their respective subsidiaries has, nor will with proceeds from this offering, (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of either the U.S. Foreign Corrupt Practices Act of 1977, as amended, or the U.K. Bribery Act 2010; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(jj) The operations of the Company, Carnival Corp. and their respective subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions in which the Company, Carnival Corp. and their respective subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, Carnival Corp. or any of their respective subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company and Carnival Corp., threatened.

(kk) Any certificate signed by any officer of the Company or Carnival Corp. delivered to the Underwriters or to counsel for the Underwriters pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company and Carnival Corp. to the Underwriters as to the matters covered thereby as of the date or dates indicated in such certificate.

2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company at the purchase price for the Securities set forth in Schedule II hereto, the principal amount of Securities set forth opposite such Underwriter’s name in Schedule I hereto. For the avoidance of doubt, the purchase price for the Securities does not reflect payment of an aggregate of €150,000 by the Company to the Co-Managers identified in Schedule IV.

3. Delivery and Payment. Delivery of and payment for the Securities shall be made on the date and at the time specified in Schedule II hereto, which date and time may be postponed to a date not later than five Business Days after such specified date by agreement among the Representatives and the Company or as provided in Section 8 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in immediately available funds (unless another form of payment is specified in Schedule II hereto). Delivery of the Securities shall be made through the facilities of Euroclear and Clearstream unless the Representatives shall otherwise instruct.

4. Agreements. (i) The Company and Carnival Corp. agree with the several Underwriters that:

(a) Prior to the termination of the offering of the Securities, neither the Company nor Carnival Corp. will file any amendment to the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus unless the Company or Carnival Corp. has furnished you a copy for your review a reasonable amount of time prior to filing or will file any such proposed amendment or supplement to which you reasonably object on a timely basis (other than filings of documents pursuant to Section 13(a), 14 or 15(d) under the Exchange Act). Subject to the foregoing sentence, the Company and Carnival Corp. will cause the Final Prospectus, properly completed, and any supplement thereto, to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company or Carnival Corp. will promptly advise the Representatives (i) when the Final Prospectus, and any supplement thereto, shall have been filed with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission for any amendment to the Registration Statement or supplement to the Final Prospectus or for any additional information relating to the offering of the Securities, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company or Carnival Corp. of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. Each of the Company or Carnival Corp. will use its commercially reasonable efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

(b) The Company will prepare a final term sheet, containing solely a description of the Securities, in the form attached hereto as Schedule IV and the Company will file such term sheet pursuant to Rule 433(d) within the time required by such Rule. Any such final term sheet is an Issuer Free Writing Prospectus for purposes of this Agreement.

(c) If there occurs an event or development as a result of which the Disclosure Package would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented and will promptly prepare, at its own expense, an amendment or supplement.

(d) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company and Carnival Corp. promptly will prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 4, an amendment, supplement or new registration statement which will correct such statement or omission or effect such compliance.

(e) As soon as practicable, the Company and Carnival Corp. will make generally available to their respective securityholders and to the Representatives an earnings statement or statements of each of the Company and Carnival Corp. and their respective subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(f) Each of the Company and Carnival Corp. will use its reasonable efforts to cause the Securities to be duly authorized for listing or trading on the NYSE and to be registered under the Exchange Act.

(g) The proceeds of the offering of the Securities will be applied as set forth in the Disclosure Package and the Final Prospectus.

(h) The Company and Carnival Corp. will furnish to the Representatives and counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of any Preliminary Prospectus, the Final Prospectus and any Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request.

(i) The Company and Carnival Corp. will pay and bear all costs and expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits), the Base Prospectus, any Preliminary Prospectus, the Final Prospectus and any Issuer Free Writing Prospectus, and any amendments or supplements thereto, and the cost of furnishing copies thereof to the Underwriters, (ii) the preparation, printing and distribution of this Agreement, the Indenture, the Securities and any Blue Sky Survey, (iii) the delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s and Carnival Corp.’s counsel and the accountants required hereby to provide “comfort letters,” (v) the qualification of the Securities under the applicable securities laws in accordance with Section 4(j) and any filing for review of the offering with the Financial Industry Regulatory Authority, Inc. (“FINRA”), including filing fees and reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with any Blue Sky Survey and any Legal Investment Survey, (vi) any fees charged by rating agencies for rating the Securities, (vii) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee, in connection with the Indenture and the Securities, (viii) the fees and expenses of the Paying Agent, including the fees and disbursements of counsel for the Paying Agent, in connection with the Agency Agreement (ix) any expenses and listing fees in connection with the listing of the Securities on the NYSE, (x) the cost and charges of any transfer agent or registrar and (xi) the costs of qualifying the Securities with Euroclear and Clearstream. It is understood, however, that, except as provided in this Section and Section 6 hereof, the Underwriters shall, severally, pay the fees and disbursements of their counsel and the transfer taxes on the resale of any Securities by them in the same proportion as the aggregate principal amount of Securities set forth opposite their respective names in Schedule I hereto.

(j) The Company and Carnival Corp. will arrange, if necessary, for the qualification of the Securities for distribution, offering and sale under the laws of such jurisdictions as the Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will arrange for the determination of the legality of the Securities for purchase by institutional investors; provided, however, that neither the Company nor Carnival Corp. shall be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 4(j), (ii) file any general consent to service of process or (iii) subject itself to taxation in any such jurisdiction if it is not so subject.

(k) The Company agrees that, unless it obtains the prior written consent of the Representatives, which consent will not be unreasonably withheld or delayed, and each Underwriter, severally and not jointly, agrees with the Company that, unless it obtains the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus, other than (i) the final term sheet prepared and filed pursuant to Section 4(b) hereto, (ii) a Free Writing Prospectus that contains only the preliminary terms of the Securities or their offering or information that is included in the Preliminary Prospectus or the final term sheet or (iii) term sheets containing customary pricing terms that are not required to be filed pursuant to Rule 433(d) under the Act; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses included in Schedule V hereto. Any such free writing prospectus consented to by the Representatives or the Company, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus other than any term sheets containing customary pricing terms referred to in clause (iii) above as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus other than any term sheets containing customary pricing terms referred to in clause (iii) above, including in respect of timely filing with the Commission, legending and record keeping.

(l) The Company agrees to pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1).

(m) The Company shall comply with the terms of any lock-up agreement specified in Schedule II hereto with respect to sales and dispositions of the underwritten Securities.

(n) In connection with the offering of the Securities, until the Representatives on behalf of the Underwriters shall have notified the Company of the completion of the resale of the Securities, neither the Company nor any of its controlled subsidiaries has or will, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its controlled subsidiaries has a beneficial interest, any Securities or attempt to induce any person to purchase any Securities; and neither it nor any of its controlled subsidiaries will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Securities.

(o) The Company and Carnival Corp. hereby authorize Citigroup Global Markets Limited in its role as stabilizing manager (the “Stabilizing Manager”) to make adequate public disclosure of the information required in relation to such stabilization by any applicable law or regulation. The Stabilizing Manager for its own account may, to the extent permitted by applicable laws and directives, over-allot and effect transactions with a view to supporting the market price of the Securities at a level higher than that which might otherwise prevail, but in doing so the Stabilizing Manager shall act as principal and not as agent of the Company and Carnival Corp. and any loss resulting from overallotment and stabilization shall be borne, and any profit arising therefrom shall be beneficially retained, by the Stabilizing Manager. However, there is no assurance that the Stabilizing Manager (or persons acting on behalf of the Stabilizing Manager) will undertake any stabilization action. Any such stabilization action may begin on or after the date on which adequate public disclosure of the final terms of the offer of the Securities is made, and, if begun, may be ended at any time, but it must end no later than the earlier of 30 days after the issue of the Securities and 60 days after the date of the allotment of the Securities. Nothing contained in this paragraph shall be construed so as to require the Company to issue in excess of €600,000,000 in aggregate principal amount of Securities. Such stabilization, if commenced, may be discontinued at any time and shall be conducted by the Stabilizing Manager in accordance with all applicable laws and directives.

(p) The Company and Carnival Corp. shall be liable to pay to and reimburse the Underwriters the amount of all stamp, transfer, issue, registration, documentary and other Taxes (excluding any Taxes imposed on the net income of any Underwriter) which may be payable upon or in connection with the creation, issue, offering and sale of the Securities to the Underwriters, and the execution and delivery of, this Agreement and the Company and Carnival Corp. shall agree to indemnify the Underwriters against any claim, demand, action, liability, damages, cost, loss or expense (including, without limitation, legal and other advisory fees (and any irrevocable value added tax thereon)) which the Underwriters may incur as a result of or arising out of or in relation to any failure to pay or delay in paying any of the same.

(q) The Company shall use all commercially reasonable endeavors to ensure that: (I) the Securities remain listed on the New York Stock Exchange (or other “recognised stock exchange” as defined in s.1005 of the United Kingdom Income Tax Act 2007 (“ITA”)); and (II) any other conditions required to benefit from the exemption set out in s.987 ITA are satisfied.

(r) All payments made by the Company or Carnival Corp., as applicable, under this Agreement shall be made free and clear of and without deduction or withholding for or on account of any Tax levied, collected, withheld or assessed by any jurisdiction in which the Company or Carnival Corp., as applicable, is organized, resident, doing business or has an office or taxable presence, from which the payment is made or deemed to be made, excluding (i) any such Tax imposed solely by reason of an Underwriter having some connection with any such jurisdiction other than its participation as an Underwriter hereunder, and (ii) any income or franchise tax imposed on the overall net income of an Underwriter imposed as a result of such Underwriter being organized under the laws of, or having its principal office in the jurisdiction imposing such Tax, or any political subdivision thereof, (all such non-excluded Taxes, “Foreign Taxes”) unless such withholding or deduction is required by law. In that event, the Company and Carnival Corp. agree to pay such additional amounts as will result in the receipt by the relevant Underwriter of such amount as would have been received by it if no such withholding or deduction for Foreign Taxes had been required. If the Company or Carnival Corp. pays any such additional amount and the relevant Underwriter subsequently obtains a refund of Tax or credit against Tax by reason of the Company or Carnival Corp. making the deduction or withholding which gave rise to that additional amount, the relevant Underwriter shall reimburse the Company or Carnival Corp. (as applicable) as soon as reasonably practicable with such amount as the relevant Underwriter shall determine in good faith to be such proportion of the said refund or credit as shall leave the relevant Underwriter after such reimbursement in no better or worse position (having regard to the time value of money) than it would have been in had no deduction or withholding been required.

(ii) The Underwriters agree with the Company that they will conduct the offering of the Securities in a manner that is consistent with the description of the offering contained in the Disclosure Package.

5. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company and Carnival Corp. contained herein (or the accuracy in all material respects with respect to any representation or warranty on the part of the Company and Carnival Corp. which has no materiality qualification) as of the Execution Time and the Closing Date, to the accuracy of the statements of the Company and Carnival Corp. made in any certificates pursuant to the provisions hereof, to the performance by each of the Company and Carnival Corp. of its obligations hereunder, to the due execution and delivery of the Indenture and the Agency Agreement, to the absence of any event or condition which would give you the right to terminate this Agreement and to the following additional conditions:

(a) The Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); the final term sheet contemplated by Section 4(b) hereto, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to use of the automatic shelf registration statement form and at the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Act or proceedings therefor initiated or threatened by the Commission.

(b) At the Closing Date, the Company shall have furnished to you the opinion of the General Counsel to the Company and Carnival Corp., or an Associate or Deputy General Counsel to the Company and Carnival Corp. that practices in the area of corporate and securities law, dated the Closing Date, substantially in the form of Exhibit A hereto.

(c) At the Closing Date, the Company shall have furnished to you the opinion and negative assurance letter of Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel to the Company and Carnival Corp., each dated the Closing Date, substantially in the form of Exhibit B and C hereto, respectively, the opinion of Freshfields Bruckhaus Deringer LLP, substantially in the form of Exhibit D hereto, and the opinion of Tapia Linares & Alfaro LLP, substantially in the form of Exhibit E hereto.

(d) The Underwriters shall have received from Sidley Austin LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto), any Issuer Free Writing Prospectus and other related matters as the Representatives may reasonably require, and the Company and Carnival Corp. shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(e) The Company and Carnival Corp. shall have furnished to the Underwriters a certificate of the Company and of Carnival Corp., signed by any two officers of the Company and Carnival Corp., each of whom is a Vice President, Senior Vice President or Executive Vice President of the Company and Carnival Corp., dated the Closing Date, to the effect that the signers of such certificate have examined the Registration Statement, the Disclosure Package, the Final Prospectus and any supplements or amendments to any of the foregoing and this Agreement and that:

(i) the representations and warranties of the Company and Carnival Corp. in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and each of the Company and Carnival Corp. has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included or incorporated by reference in the Disclosure Package and the Final Prospectus, the Company has made all filings with the Commission and announcements, in either case required to be made by the Act or the Exchange Act.

(f) The Underwriters shall have received from PricewaterhouseCoopers LLP, independent registered public accounting firm for the Company and Carnival Corp. at the Execution Time and at the Closing Date, letters, dated as of the Execution Time and as of the Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representatives, confirming that they are independent auditors with respect to the Company and Carnival Corp. within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder and containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited, unaudited and pro forma financial statements, as applicable, and certain financial information contained or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Final Prospectus.

(g) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Disclosure Package (exclusive of any amendment or supplement thereof) and the Final Prospectus (exclusive of any supplement thereto), there shall not have been (i) any decrease or increase specified in the letter or letters referred to in paragraph (f) of this Section 5 or (ii) any change, or any development involving a prospective change, in or affecting the business (including the results of operations or management) or properties of the Company or Carnival Corp. and their respective subsidiaries taken as a whole, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto), the effect of which, in any case referred to in clause (i) or (ii) above, is, in the reasonable judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(h) Except as disclosed in the Disclosure Package, subsequent to the Execution Time, (i) there shall not have been any downgrade in the credit ratings of any of the Company’s or Carnival Corp.’s debt securities by Moody’s Investors Service, Inc. (“Moody’s”) or Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”), and (ii) neither the Company nor Carnival Corp. shall have been placed under special surveillance, with negative implications, by Moody’s or S&P.

(i) Prior to the Closing Date, the Company and Carnival Corp. shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters may reasonably request.

If any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives and such cancellation shall be without liability of any party to any other party, except to the extent provided in Sections 4 and 6. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

6. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated (i) because any condition to the obligations of the Underwriters set forth in Section 5 hereof is not satisfied , (ii) because of any refusal, inability or failure on the part of the Company or Carnival Corp. to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters or (iii) because this Agreement is terminated in accordance with Section 9(i)(a) hereof, the Company and Carnival Corp. will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel and including any applicable irrevocable value added tax) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

7. Indemnification. (a) The Company and Carnival Corp., jointly and severally, will indemnify and hold harmless each Underwriter, and its directors, officers, employees, affiliates, agents and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act, against any losses, claims, damages or liabilities (including Tax), joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Base Prospectus, any Preliminary Prospectus, the Disclosure Package, the Final Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” approved or permitted by the Company and filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse any Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that neither the Company nor Carnival Corp. shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Disclosure Package, the Final Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company or Carnival Corp. on behalf of any Underwriter through the Representatives expressly for use therein (it being understood and agreed that the only information furnished on behalf of any underwriter consists of such information as is indicated in Section 7(b) below).

Insofar as this Section 7 may permit indemnification for liabilities under the Act of any person who is a partner of Merrill Lynch International or who controls Merrill Lynch International within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and who, at the date of this Agreement, is a director or officer of the Company or Carnival Corp., or controls Company or Carnival Corp. within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, this Section 7 is subject to the undertakings of the Company and Carnival Corp. in the Registration Statement under Item 17 thereof.

(b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company and Carnival Corp. against any losses, claims, damages or liabilities to which the Company or Carnival Corp. may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (including Tax) (or actions in respect thereof) (i) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Base Prospectus, any Preliminary Prospectus, the Disclosure Package, the Final Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Disclosure Package or the Final Prospectus, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company or Carnival Corp. on behalf of any Underwriter through the Representatives expressly for use therein (it being understood and agreed that the only information furnished on behalf of any Underwriter consists of the third paragraph under the caption “Underwriting” in the Disclosure Package and the Final Prospectus, concerning the terms of the offering by the Underwriters, the seventh, eighth and ninth paragraphs under the caption “Underwriting” in the Disclosure Package and the Final Prospectus, concerning short sales, stabilizing transactions and purchases to cover positions created by short sales by the Underwriters, and “and routinely hedge their credit exposure to us consistent with their customary risk management policies” in the third sentence of the first paragraph and the fourth and fifth sentences of the first paragraph under the sub-caption “Other Relationships” in the Disclosure Package and the Final Prospectus, concerning hedging by the Underwriters); and will reimburse the Company or Carnival Corp., as applicable, for any legal or other expenses reasonably incurred by the Company or Carnival Corp. in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection except and then only to the extent such indemnifying party is materially prejudiced thereby. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory in the reasonable judgment of such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 7 for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. No indemnifying party shall be liable for any settlement or compromise of or consent to the entry of judgment with respect to any such action or claim effected without its consent (which consent shall not be unreasonably withheld).

(d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and Carnival Corp. on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable, such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and Carnival Corp. on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and Carnival Corp. on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or Carnival Corp. on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, Carnival Corp. and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), an Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities sold by it to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) The obligations of the Company and Carnival Corp. under this Section 7 shall be in addition to any liability which the Company and Carnival Corp. may otherwise have and shall extend, upon the same terms and conditions, to the directors and officers of an Underwriter and to each person, if any, who controls an Underwriter within the meaning of the Act and each broker-dealer affiliate of an Underwriter; and the obligations of an Underwriter under this Section 7 shall be in addition to any liability which an Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and Carnival Corp. and to each person, if any, who controls the Company or Carnival Corp. within the meaning of the Act.

8. Default by an Underwriter. If any one or more Underwriters shall fail on the Closing Date to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder, or is no longer obligated to purchase any Securities in accordance with the exercise of Bail-in Powers described in Sections 18 hereof or in accordance with the provisions of the U.S. Special Resolution Regime described in Section 19 hereof, and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions for each of the Securities which such Underwriter failed to purchase, including any failure pursuant to an exercise of Bail-in Powers described in Section 18 hereof or pursuant to an exercise of U.S. Special Resolution Regime powers described in Section 19 hereof, which the principal amount of the Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of such Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase, including any failure pursuant to an exercise of Bail-in Powers described in Section 18 hereof or pursuant to an exercise of U.S. Special Resolution Regime powers described in Section 19 hereof; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase, including any failure pursuant to an exercise of Bail-in Powers described in Section 18 hereof or pursuant to an exercise of U.S. Special Resolution Regime powers described in Section 19 hereof, shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all of the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company and Carnival Corp. In the event of a default by any Underwriter as set forth in this Section 8, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives and the Company shall determine in order that the required changes in the Disclosure Package and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, Carnival Corp. and any nondefaulting Underwriter for damages occasioned by its default hereunder.

9. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if prior to such time (i) (a) trading in Carnival Corp.’s common stock or the ordinary shares of the American Depositary Receipts of the Company or any of the Company’s or Carnival Corp.’s debt securities shall have been suspended or materially limited by the Commission, the NYSE or the London Stock Exchange or (b) trading in securities generally on such exchange shall have been suspended or limited or minimum or maximum prices shall have been established on such exchange, or maximum ranges for prices for securities have been required, by such exchange or by order of the Commission or any other governmental authority, (ii) a banking moratorium shall have been declared either by European or United States authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States or Europe has occurred or (iii) there shall have occurred any new outbreak or escalation of hostilities, declaration of a national emergency or war or other calamity or crisis the effect of which on financial markets of the United States or Europe is such as to make it, in the sole judgment of the Representatives, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Final Prospectus (exclusive of any amendment or supplement thereto). If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party, except to the extent provided in Sections 4(i), 6 and 7.

10. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or Carnival Corp. or any of their respective officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or Carnival Corp., or any of the officers, directors or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 4(i), 6 and 7 hereof shall survive the termination or cancellation of this Agreement.

11. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed and confirmed to them, at the address specified in Schedule II hereto; or, if sent to the Company or Carnival Corp., will be mailed, delivered or telefaxed to (305) 406-4758 and confirmed to it at 3655 N.W. 87th Avenue, Miami, Florida 33178-2428, attention of General Counsel.

12. USA Patriot Act. The Company and Carnival Corp. acknowledge that, in accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and Carnival Corp., which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

14. Third Party Beneficiaries. This Agreement constitutes an agreement solely among the parties hereto, and, except as expressly provided in Section 7(e), is not intended to and shall not confer any rights, remedies, obligations or liabilities, legal or equitable, on any person other than the parties hereto and their successors or assigns or otherwise constitute any person a third party beneficiary under or by reason of this Agreement.

15. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

16. Judgment Currency. The Company and Carnival Corp. agree to indemnify each Underwriter against any loss incurred by such Underwriter as a result of any judgment, order or payment due hereunder being given or made for any amount due hereunder and such judgment, order or payment being expressed and paid in a currency (the “Judgment Currency”) other than the euro and as a result of any variation as between (i) the rate of exchange at which the euro amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the rate of exchange at which such Underwriter is able to purchase euros with the amount of the Judgment Currency actually received by such Underwriter on the date of such receipt. The foregoing indemnity shall constitute a separate and independent obligation of the Company and Carnival Corp. and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

17. Agreement Among Underwriters. The execution of this Agreement by all parties will constitute the Underwriters’ acceptance of the ICMA Agreement Among Managers Version 1/New York Schedule subject to any amendment notified to the Underwriters in writing at any time prior to the execution of this Agreement. References to the “Managers” shall be deemed to refer to the Underwriters, references to the “Lead Manager” shall be deemed to refer to each of BNP Paribas, Citigroup Global Markets Limited, Goldman Sachs & Co. LLC, Merrill Lynch International and NatWest Markets Plc and references to “Settlement Lead Manager” shall be deemed to refer to Citigroup Global Markets Limited. As applicable to the Representatives, Clause 3 of the ICMA Agreement Among Managers Version 1/New York Schedule shall be deemed to be deleted in its entirety and replaced with Section 8 hereof.

18. Recognition of Bail-in. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between any of the parties hereto, each of the parties acknowledges, accepts, and agrees that any BRRD Liability of a BRRD Party hereto arising under this Agreement may be subject to the exercise of Statutory Loss Absorption Powers by the Relevant Resolution Authority and acknowledges, accepts, consents to and agrees to be bound by:

(a) the effect of the exercise of any Statutory Loss Absorption Powers by the Relevant Resolution Authority, which exercise (without limitation) may include and result in any of the following, or a combination thereof:

(i) the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii) the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of another person (and the issue to or conferral on it of such shares, securities or obligations);

(iii) the cancellation of the BRRD Liability; or

(iv) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b) the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of any Statutory Loss Absorption Powers by the Relevant Resolution Authority.

As used in this Section 18:

“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time and to the extent that the United Kingdom is not a member state of the European Economic Area which has implemented or implements the BRRD, Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings);

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, as amended, superseded or replaced from time to time;

“BRRD Liability” has the same meaning as in such laws, regulations, rules or requirements under the applicable Bail-in Legislation;

“BRRD Party” means any party hereto that is subject to Statutory Loss Absorption Powers;

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/;

“Relevant Resolution Authority” means, in relation to any BRRD Party, the resolution authority with the ability to exercise any Statutory Loss Absorption Powers as defined in this section; and

“Statutory Loss Absorption Powers” means any write-down, conversion, transfer, modification, suspension or similar or related power existing from time to time under, and exercised in compliance with, any applicable laws, regulations, rules or requirements pursuant to the applicable Bail-in Legislation.

19. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 19:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

20. Product Governance Rules. Solely for the purposes of the requirements of Article 9(8) of the MIFID Product Governance rules under EU Delegated Directive 2017/593 (the “Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the Product Governance Rules:

a. Each of BNP Paribas, Citigroup Global Markets Limited, Goldman Sachs & Co. LLC, Merrill Lynch International and NatWest Markets Plc, (each a “Manufacturer” and together the “Manufacturers”) acknowledges to each other Manufacturer that it understands the responsibilities conferred upon it under the Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Securities and the related information set out in the Preliminary Prospectus, any Issuer Free Writing Prospectus or the Final Prospectus and any announcements in connection with the Securities; and

b. the Company, the Carnival Corp., Barclays Bank PLC, Mizuho International plc, Banco Santander, S.A., Bank of China Limited, London Branch, Deutsche Bank AG, London Branch and Lloyds Bank Corporate Markets plc note the application of the Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the Securities by the Manufacturers and the related information set out in the Preliminary Prospectus, any Issuer Free Writing Prospectus or the Final Prospectus and any announcement in connection with the Securities.

21. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

22. No Fiduciary Duty. Each of the Company and Carnival Corp. hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and Carnival Corp., on the one hand, and the Underwriters and any affiliate through which any such Underwriter may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and Carnival Corp. and (c) each of the Company’s and Carnival Corp.’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, each of the Company and Carnival Corp. agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company or Carnival Corp. on related or other matters). Each of the Company and Carnival Corp. agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company or Carnival Corp., in connection with such transaction or the process leading thereto.

23. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, Carnival Corp. and the Underwriters, or any of them, with respect to the subject matter hereof.

24. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

25. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Applicable Time” shall mean 4:35 p.m. London time on October 21, 2019.

“Base Prospectus” shall mean the prospectus referred to in Section 1(a) above contained in the Registration Statement at the Effective Date, as amended and supplemented to the Closing Date.

“Business Day” shall mean any day on which the New York Stock Exchange or the London Stock Exchange is open for trading.

“Commission” shall mean the U.S. Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Base Prospectus, as amended and supplemented to the Execution Time, (ii) the Preliminary Prospectus, (iii) the final term sheet prepared pursuant to Section 4(b), in the form attached hereto as Schedule IV and any other Issuer Free Writing Prospectuses identified on Schedule V and (iv) any other Free Writing Prospectus that each of the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Final Prospectus” shall mean the prospectus supplement relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.

“Foreign Underwriter” shall mean each Underwriter which qualifies as an institution or entity referred to in paragraphs (a), (b), (c) or (d) of Article 1(1) of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, as implemented in the Bail-in Legislation.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus which describes the Securities and the offering thereof and is used prior to filing of the Final Prospectus, together with the Base Prospectus.

“Registration Statement” shall mean the registration statement referred to in Section 1(a) above, including incorporated documents, exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended at the Execution Time and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

“Rule 158,” “ Rule 163,” “Rule 164,” “Rule 172,” “Rule 401,” “Rule 405,” “Rule 424,” “Rule 430B,” “Rule 433,” “Rule 456” and “Rule 457” refer to such rules or regulations under the Act.

“Tax” means any tax, levy, impost, duty or other charge or withholding in the nature of taxation including any penalty or interest payable in connection with any of the same.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, Carnival Corp. and the several Underwriters.

Very truly yours,

CARNIVAL PLC

By:	/s/ Darrell Campbell
Name: Darrell Campbell
Title: Treasurer

CARNIVAL CORPORATION

By:	/s/ Darrell Campbell
Name: Darrell Campbell
Title: Treasurer

[Signature page to Underwriting Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date specified in Schedule II hereto.

BNP PARIBAS

By:	/s/ M. Black

Name:	M. Black
Title:	Managing Director

CITIGROUP GLOBAL MARKETS LIMITED

By:	/s/ Simi Alabi

Name:	Simi Alabi
Title:	Delegated Signatory

GOLDMAN SACHS & CO. LLC

By:	/s/ Adam Greene

Name:	Adam Greene
Title:	Managing Director

MERRILL LYNCH INTERNATIONAL

By:	/s/ Denis Ertungeacy

Name:	Denis Ertungeacy
Title:	Director

NATWEST MARKETS PLC

By:	/s/ Thomas Ritchie

Name:	Thomas Ritchie
Title:	Authorized Signatory

[Signature page to Underwriting Agreement]

BARCLAYS BANK PLC

By:	/s/ Emily Wilson

Name:	Emily Wilson
Title:	Authorized Attorney

MIZUHO INTERNATIONAL PLC

By:	/s/ Guy Reid

Name:	Guy Reid
Title:	Managing Director

[Signature page to Underwriting Agreement]

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED

By:	/s/ Paul Snowden

Name:	Paul Snowden
Title:	DCM/Syndicate, Europe

BANCO SANTANDER, S.A.

By:	/s/ E. Bellanger

Name:	E. Bellanger
Title:	Executive Director

By:	/s/ Matthias D’Haene

Name:	Matthias D’Haene
Title:	Executive Director

BANK OF CHINA LIMITED, LONDON BRANCH

By:	/s/ Hu Kun

Name:	Hu Kun
Title:	Deputy General Manager

DEUTSCHE BANK AG, LONDON BRANCH

By:	/s/ Helene Jolly

Name:	Helene Jolly
Title:	Director

By:	/s/ Neal Ganatra

Name:	Neal Ganatra
Title:	Director

DZ FINANCIAL MARKETS LLC

By:	/s/ Gerhard Summerer

Name:	Gerhard Summerer
Title:	President

[Signature Page to Underwriting Agreement]

HSBC SECURITIES (USA) INC.

By:	/s/ Diane Kenna

Name:	Diane Kenna
Title:	Managing Director

LLOYDS BANK CORPORATE MARKETS PLC

By:	/s/ Sam Dodd

Name:	Sam Dodd
Title:	Associate Director

PNC CAPITAL MARKETS LLC

By:	/s/ Andrew J. Alexander

Name:	Andrew J. Alexander
Title:	Managing Director

THE WILLIAMS CAPITAL GROUP, L.P.

By:	/s/ David Finkelstein

Name:	David Finkelstein
Title:	Assistant Vice President

[Signature Page to Underwriting Agreement]

SCHEDULE I

1.000% Senior Notes Due 2029 and Guarantees

Underwriter	Principal amount of 1.000% Senior Notes Due 2029 and Guarantees to be purchased
BNP Paribas	€96,000,000
Citigroup Global Markets Limited	96,000,000
Goldman Sachs & Co. LLC	96,000,000
Merrill Lynch International	96,000,000
NatWest Markets Plc	96,000,000
Barclays Bank PLC	22,500,000
Mizuho International plc	22,500,000
Australia and New Zealand Banking Group Limited	8,334,000
Banco Santander, S.A.	8,334,000
Bank of China Limited, London Branch	8,334,000
Deutsche Bank AG, London Branch	8,333,000
DZ Financial Markets LLC	8,333,000
HSBC Securities (USA) Inc.	8,333,000
Lloyds Bank Corporate Markets plc	8,333,000
PNC Capital Markets LLC	8,333,000
The Williams Capital Group, L.P.	8,333,000

Total	€600,000,000

SCHEDULE II

1.000% Senior Notes Due 2029

Registration Statement:	File No. 333-223555 and 333-223555-01

Representatives:	BNP Paribas Citigroup Global Markets Limited Goldman Sachs & Co. LLC Merrill Lynch International NatWest Markets Plc

Title:	1.000% Senior Notes Due 2029

Principal amount:	€600,000,000

ISIN / Common Code:	XS2066744231 / 206674423

Coupon rate:	1.000% per year

Coupon accrual date:	October 28, 2019

Coupon payment dates:	October 28, commencing on October 28, 2020

Date of maturity:	October 28, 2029

Denominations:	Minimum of €100,000 and integral multiples of €1,000 in excess of €100,000

Purchase price (includes accrued interest or amortization, if any):	99.175%

Proceeds to the Company:	€595,050,000 (does not reflect payment of an aggregate of €150,000 by the Company to the Co-Managers identified in Schedule IV)

Initial public offering price:	99.575%

Day Count Convention:	ACTUAL/ACTUAL (ICMA)

Sinking fund provisions:	None

Optional Redemption:	Prior to July 28, 2029, as a whole at any time or in part from time to time, at the Company’s option, at a redemption price equal to the greater of (i) 100% of the principal amount of the Securities to be redeemed and (ii) the sum of the present values of the Remaining Scheduled Payments, as defined in the Final Prospectus, discounted to the redemption date, on an annual basis, at the Comparable Government Bond Rate, as defined in the Final Prospectus, plus 25 basis points, plus, in each case, accrued and unpaid interest to, but not including, the date of redemption.

On or after July 28, 2029, as a whole at any time or in part from time to time, at the Company’s option, at a redemption price equal to 100% of the principal amount of the Securities to be redeemed, plus, in each case, accrued and unpaid interest to, but not including, the date of redemption.

Payment of Additional Amounts:	Yes, as provided in the Final Prospectus

Redemption for Tax Reasons:	Yes, as provided in the Final Prospectus.

Change of Control:	If a Change of Control, as defined in the Final Prospectus, occurs that is accompanied by a Rating Downgrade, as defined in the Final Prospectus with respect to the Securities, and the rating of the Securities is not subsequently upgraded within the Change of Control Period, as defined in the Final Prospectus, the Company will be required to make an offer to purchase the Securities at a price equal to 101% of their principal amount, plus accrued and unpaid interest to the date of repurchase.

Closing Date, Time and Location:	October 28, 2019 at 10:00 a.m. London time at the offices of Sidley Austin LLP.

Lock-up Agreement:	None

Issuer Free Writing
Prospectuses:	The final term sheet prepared and filed by the Company pursuant to Section 4(b).

The road show (NetRoadshow) presented October 21, 2019.

Address for Notice:	BNP Paribas
10 Harewood Avenue
London NW1 6AA
United Kingdom
Attention: Fixed Income Syndicate
Fax: +44 20 7595 2555

Citigroup Global Markets Limited
Citigroup Centre
Canada Square
Canary Wharf
London E14 5LB
United Kingdom

Goldman Sachs & Co. LLC 200 West Street
New York, New York 10282-2198
United States of America

Merrill Lynch International 2 King Edward Street
London EC1A 1HQ
United Kingdom
Attention: Syndicate Desk
Facsimile: +44 (0)20 7995 0048

NatWest Markets Plc 250 Bishopsgate London EC2M 4AA
Tel: +44 20 7085 4154
Fax: +44 20 7085 2591
E-mail: STEM@natwestmarkets.com
Attn: New Issues, Syndicate Desk

SCHEDULE III

Significant Subsidiaries of the Company and Carnival Corp. (1)

Costa Crociere, S.p.A. (2)

Cruiseport Curacao C.V.

HAL Antillen N.V.

Princess Cruise Lines, Ltd.

(1)

The Company and Carnival Corp. are separate legal entities, which have entered into a dual-listed company arrangement. We have accounted for the dual-listed company transaction under U.S. GAAP as an acquisition by Carnival Corp. of the Company. Accordingly, we have determined the significant subsidiaries based upon the consolidated results of operations and financial position of the Company and Carnival Corp. All of our cruise brands are 100% owned, except as noted in (2) below.

(2)	Subsidiary of the Company (99.98% owned by the Company)

SCHEDULE IV

CARNIVAL PLC

FINAL TERM SHEET

Dated: October 21, 2019

1.000% Senior Notes due 2029

Issuer:	Carnival plc (the “Company”)

Guarantor:	Carnival Corporation

Security:	1.000% Senior Notes due 2029

Expected Ratings*:	A3 (stable)/A- (negative) (Moody’s/S&P)

Size:	€600,000,000

Format:	SEC-registered

Maturity Date:	October 28, 2029

Coupon:	1.000% per year, accruing from October 28, 2019

Coupon Payment Dates:	October 28, commencing on October 28, 2020, and every year thereafter up to and including the maturity date

Mid-Swaps:	0.065%

Spread to Mid-Swaps:	+98 basis points

Re-offer Yield to Maturity (annual):	1.045%

Benchmark Government Security:	0.000% DBR due August 15, 2029

Benchmark Government Security Price and Yield:	103.480%; -0.348%

Spread to Benchmark Government Security:	139.3 basis points

Day Count Convention:	Act/Act (ICMA)

Optional Redemption:

Prior to July 28, 2029, as a whole at any time or in part from time to time, at the Company’s option, at a redemption price equal to the greater of (i) 100% of the principal amount of the Securities to be redeemed and (ii) the sum of the present values of the Remaining Scheduled Payments, as defined in the Company’s prospectus supplement dated October 21, 2019 (the “Prospectus Supplement”), discounted to the redemption date, on an annual basis, at the Comparable Government Bond Rate, as defined in the Prospectus Supplement, plus 25 basis points, plus, in each case, accrued and unpaid interest to, but not including, the date of redemption.

On or after July 28, 2029, as a whole at any time or in part from time to time, at the Company’s option, at a redemption price equal to 100% of the principal amount of the Securities to be redeemed, plus, in each case, accrued and unpaid interest to, but not including, the date of redemption.

Payment of Additional Amounts:	Yes, as provided in the Prospectus Supplement

Redemption for Tax Reasons:	Yes, as provided in the Prospectus Supplement.

Change of Control Provisions:	If a Change of Control, as defined in the Prospectus Supplement, occurs that is accompanied by a Rating Downgrade, as defined in the Prospectus Supplement with respect to the Securities, and the rating of the Securities is not subsequently upgraded within the Change of Control Period, as defined in the Prospectus Supplement, the Company will be required to make an offer to purchase the Securities at a price equal to 101% of their principal amount, plus accrued and unpaid interest to, but not including, the date of repurchase.

Listing:	The Company intends to apply to list the Securities on the New York Stock Exchange.

Price to Public:	99.575%

Denominations:	Minimum of €100,000 and integral multiples of €1,000 in excess of €100,000

Trade Date:	October 21, 2019

Settlement Date; Settlement and Trading:	October 28, 2019 (T+5), through the facilities of Euroclear Bank SA/NV, as operator of the Euroclear System, and Clearstream Banking S.A.

ISIN / Common Code:	XS2066744231 / 206674423

Joint Book-Running Managers:	BNP Paribas Citigroup Global Markets Limited Goldman Sachs & Co. LLC Merrill Lynch International NatWest Markets Plc Barclays Bank PLC Mizuho International plc

Co-Managers:

Australia and New Zealand Banking Group Limited

Banco Santander, S.A.

Bank of China Limited, London Branch

Deutsche Bank AG, London Branch

DZ Financial Markets LLC

HSBC Securities (USA) Inc.

Lloyds Bank Corporate Markets plc

PNC Capital Markets LLC

The Williams Capital Group, L.P.

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

MiFID II professionals/ECPs-only / No PRIIPs KID — Manufacturer target market (MiFID II product governance) is eligible counterparties and professional clients only (all distribution channels). No PRIIPs key information document (KID) has been prepared as the Notes are not available to retail investors in the EEA.

The Company has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Company, Carnival Corp., any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling BNP Paribas toll-free at 1-800-854-5674, Citigroup Global Markets Limited toll-free at 1-800-831-9146, Goldman Sachs & Co. LLC toll-free at 1-866-471-2526, Merrill Lynch International toll-free at 1-800-294-1322 and NatWest Markets Plc toll-free at 44-(0)-20 -7085-5862.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded (other than any statement relating to the identity of the legal entity authorizing or sending this communication in a non-US jurisdiction). Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

SCHEDULE V

Issuer Free Writing Prospectus

The Final Term Sheet attached as Schedule IV hereto.

The road show (NetRoadshow) presented October 21, 2019.

EXHIBIT A

FORM OF OPINION OF GENERAL COUNSEL

1. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

2. Carnival Corporation is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

3. To my knowledge, and subject to the assumption below, the issuance and sale of the Securities, the compliance by the Company and Carnival Corporation with all of the provisions of the Underwriting Agreement and the consummation of the transactions contemplated thereby do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the imposition of a lien or security interest under, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, Carnival Corporation or any Significant Subsidiary is a party or by which the Company, Carnival Corporation or any Significant Subsidiary is bound or to which any of the property or assets used in the conduct of the business of the Company, Carnival Corporation or any Significant Subsidiary is subject, nor will such action result in any violation of the provisions of the Articles of Association of the Company, the Articles of Incorporation or By-laws of Carnival Corporation, or the charter, by-laws or similar organizational documents of any Significant Subsidiary or any statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company, Carnival Corporation or any Significant Subsidiary or any of their properties.

4. Other than as set forth in the Registration Statement, the Disclosure Package and the Final Prospectus, there are no legal or governmental proceedings pending to which the Company, Carnival Corporation or any of their Significant Subsidiaries is a party or of which any property of the Company, Carnival Corporation or any of their Significant Subsidiaries is the subject which, if determined adversely to the Company, Carnival Corporation or any of their Significant Subsidiaries, would individually or in the aggregate have a Material Adverse Effect and, to the best of my knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

5. Each document filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference in the Registration Statement, Disclosure Package and Final Prospectus (except in each case for the financial statements and other financial data included or incorporated therein, as to which I express no opinion) appeared on its face, as of its respective filing date, to comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.

EXHIBIT B

FORM OF OPINION OF PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

1. The Notes, when duly authenticated by the Trustee, and duly issued and delivered by the Company against payment as provided in the Underwriting Agreement, will constitute the legal, valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except that the enforceability of the Notes may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); and the Notes, when issued and delivered, will conform in all material respects to the description contained in the Disclosure Package and the Final Prospectus under the captions “Description of Debt Securities of Carnival plc” and “Description of the Notes.”

2. When the Notes are duly issued and delivered by the Company against payment as provided in the Underwriting Agreement, each Guarantee of the Guarantor will be a legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except that enforceability of the Guarantee may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); and the Guarantees, when issued and delivered, will conform in all material respects to the description contained in the Disclosure Package and the Final Prospectus under the captions “Description of Debt Securities of Carnival plc” and “Description of the Notes.”

3. The Indenture constitutes the legal, valid and binding obligation of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms, except that the enforceability of the Indenture may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); and the Indenture conforms in all material respects to its description thereof contained in the Disclosure Package and the Final Prospectus under the captions “Description of Debt Securities of Carnival plc” and “Description of the Notes.” The Indenture has been duly qualified under the Trust Indenture Act.

4. The Agency Agreement constitutes the legal, valid and binding obligation of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms, except that the enforceability of the Agency Agreement may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and except to the extent that the indemnification provisions of the Agency Agreement may be unenforceable.

5. The statements in the Disclosure Package and the Final Prospectus under the heading “Material U.K. Tax, U.S. Federal Income Tax, E.U. Tax and Panamanian Tax Consequences —United States” to the extent that they constitute summaries of United States federal law or regulation or legal conclusions, have been reviewed by us and fairly summarize the matters described under that heading in all material respects.

6. The Registration Statement, the Disclosure Package and the Final Prospectus, as of their respective effective or issue times, appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the rules and regulations of the Commission under the Act (the “Rules and Regulations”), except for the financial statements, financial statement schedules and other financial data included or incorporated by reference in or omitted from any of them and the Form T-1, as to which we express no opinion.

7. The issuance and sale of the Notes and the Guarantees by the Company and the Guarantor, the compliance by the Company and the Guarantor with all of the provisions of the Underwriting Agreement, the Indenture, the Agency Agreement, the Notes and the Guarantees and the performance by the Company and the Guarantor of their obligations thereunder will not violate Applicable Law or any judgment, order or decree of any court or arbitrator listed on Schedule II hereto, except where the violation could not reasonably be expected to have a material adverse effect on the Company, the Guarantor and their subsidiaries taken as a whole. For purposes of this letter, the term “Applicable Law” means those laws, rules and regulations of the United States of America and the State of New York, in each case which in our experience are normally applicable to the transactions of the type contemplated by the Underwriting Agreement, the Indenture, the Agency Agreement, the Notes and the Guarantees except that “Applicable Law” does not include federal securities laws (except for purposes of the opinion expressed in paragraph 8 below) or state securities laws, anti-fraud laws, or any law, rule or regulation that is applicable to the Company and the Guarantor, the Indenture, the Agency Agreement, the Notes, the Underwriting Agreement or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any party to the Underwriting Agreement or any of its affiliates due to the specific assets or business of such party or such affiliate.

8. No consent, approval, authorization or order of, or filing, registration or qualification with, any Governmental Authority, which has not been obtained, taken or made, is required by the Company or the Guarantor under any Applicable Law for the issuance and sale of the Notes and the Guarantees by the Company and the Guarantor or the performance by the Company and the Guarantor of their respective obligations under the Underwriting Agreement, the Indenture, the Agency Agreement, the Notes and the Guarantees other than any filing with the Commission on Form 8-K under the Securities Exchange Act of 1934, as amended. For purposes of this letter, the term “Governmental Authority” means any executive, legislative, judicial, administrative or regulatory body of the State of New York or the United States of America.

9. The Company and the Guarantor are not and, after giving effect to the offering and sale of the Notes, and the application of their proceeds as described in the Disclosure Package and the Final Prospectus under the heading “Use of Proceeds,” neither the Company nor the Guarantor will be required to be registered as an investment company under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

EXHIBIT C

FORM OF NEGATIVE ASSURANCE LETTER OF

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

In the course of acting as special counsel to the Company and the Guarantor in connection with the offering of the Notes, we have participated in conferences and telephone conversations with your representatives, including your United States counsel, with officers and other representatives of the Company and the Guarantor and the independent registered public accountants for the Company and the Guarantor during which conferences and conversations the contents of the Registration Statement, the Disclosure Package, the Final Prospectus and related matters were discussed. Based upon such participation (and relying as to factual matters on officers, employees and other representatives of the Company and the Guarantor), and our understanding of the U.S. federal securities laws and the experience we have gained in our practice thereunder, we hereby advise you that our work in connection with this matter did not disclose any information that caused us to believe that (i) at the time it became effective and the Execution Time, the Registration Statement (except for the financial statements, financial statement schedules and other financial or accounting data included or incorporated by reference therein or omitted therefrom or from those documents incorporated by reference and the Form T-1, as to which we express no such belief), included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) as of the Applicable Time, the Disclosure Package (except for the financial statements, financial statement schedules and other financial or accounting data included or incorporated by reference therein or omitted therefrom or from those documents incorporated by reference, in each case, as to which we express no such belief) included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) as of its date and the date hereof, the Final Prospectus (except for the financial statements, financial statement schedules and other financial or accounting data included or incorporated by reference therein or omitted therefrom or from those documents incorporated by reference, as to which we express no such belief) included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

EXHIBIT D

FORM OF OPINION OF FRESHFIELDS BRUCKHAUS DERINGER LLP

1. the Company has been duly incorporated and is validly existing in Great Britain and registered in England and Wales as a public limited company with corporate power and authority to own and lease properties and conduct its business as described in the Prospectus or the Underwriting Agreement, and has the corporate power and authority to execute the Underwriting Agreement, the Indenture, the Agency Agreement and the Securities and to perform its obligations under the Underwriting Agreement, the Indenture, the Agency Agreement and the Securities;

2. the Underwriting Agreement, the Agency Agreement, the Indenture and the Securities have been duly authorised and executed by the Company;

3. no consents, licences, approvals, authorisations, orders, registrations or qualifications of or with any United Kingdom governmental or regulatory agency or body known to us are required to be obtained or made by the Company by English law on or prior to the date hereof for the execution and performance by the Company of the Underwriting Agreement, the Indenture, the Agency Agreement or the Securities or for the issuance and sale of the Securities;

4. the execution and performance of the Underwriting Agreement, the Indenture, the Agency Agreement or the Securities or the issuance and sale of the Securities by the Company does not violate the Articles of Association or the laws of England and Wales applicable thereto;

5. a final judgment of the courts of New York in relation to the obligations of the Company under the Underwriting Agreement, Indenture, the Agency Agreement and Securities will not be automatically enforceable in England, but a final and conclusive judgment for a debt or definite sum of money will be recognised and enforced in England, provided that the party against whom the judgment was given properly submitted to the jurisdiction of the courts of that State, which had jurisdiction under its own laws, (otherwise section 32 of the Civil Jurisdiction and Judgments Act 1982 prevents recognition and enforcement of a foreign judgment) and none of the following circumstances apply:

(a)	the judgment was procured by fraud;

(b)

the judgment was given contrary to the English rules of natural justice, in that a defendant was deprived of notice of, or an adequate opportunity to take part in the proceedings, or substantial justice, in that the defendant did not have the opportunity to correct procedural irregularities under the laws of the court giving judgment;

(c)	recognition of the judgment would be contrary to English public policy;

(d)	recognition of the judgment would violate the Human Rights Act 1998;

(e)	the judgment conflicts with an English judgment or a foreign judgment given earlier in time that is enforceable in an English court;

(f)	the proceedings that resulted in the judgment were brought in breach of a binding arbitration agreement;

(g)	enforcement of the judgment would involve the enforcement of a foreign penal (which involves payment to the State as distinct from an individual) or revenue or other public law;

(h)

enforcement of the judgment would contravene the Protection of Trading Interests Act 1980, section 5 of which precludes, amongst other things, the enforcement in the United Kingdom of any judgment given by a court of an overseas country which is a judgment for multiple damages which exceed the compensatory element of the judgment award; or

(i)	recognition or enforcement of the judgment would be contrary to the terms of the Administration of Justice Act 1920 or the Foreign Judgments (Reciprocal Enforcement) Act 1933;

6. the choice of law of New York to govern the Underwriting Agreement, Indenture, the Agency Agreement and Securities will be recognised and upheld by the English courts; and

7. as of the date hereof the statements contained in the Prospectus in the paragraph headed “United Kingdom” within the section entitled “Material U.K. Tax, U.S. Federal Income Tax, E.U. Tax and Panamanian Tax Consequences” to the extent they summarise matters of English law in respect of the matters referred to therein, and subject to the qualifications in the Prospectus that apply to the section, are accurate in all material respects.

EXHIBIT E

FORM OF OPINION OF TAPIA, LINARES & ALFARO LLP

1.

The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Republic of Panama, with power and authority (corporate and other) to own, lease, license and use its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Final Prospectus.

2.

The Company has the corporate power and authority to enter into and perform its obligations under the Underwriting Agreement, the Agency Agreement, the Indenture (including the Guarantee), and the Underwriting Agreement, the Indenture (including the Guarantee) and the Agency Agreement have been duly authorized by all necessary corporate action, duly executed and delivered by the Company.

3.

The execution, delivery and performance by the Company of the Underwriting Agreement, the Agency Agreement and the Indenture (including the Guarantee) do not violate the Articles of Incorporation, By-laws or other organizational documents of the Company or the laws of the Republic of Panama applicable thereto.

4.

Assuming that the Guarantee is given under the circumstances contemplated by the Underwriting Agreement and the Indenture, no consent or action of, or filing or registration with, any governmental or public regulatory body or authority in the Republic of Panama, is required to authorize, or is otherwise required in connection with the execution, delivery or performance of, the Underwriting Agreement, the Agency Agreement and the Indenture (including the Guarantee).

5.

Because the Company conducts its operations outside Panama, there is no withholding or other tax, assessment, or governmental charge imposed by Panama or any political subdivision thereof or taxing authority therein on account of the Underwriting Agreement, or any payments thereon or thereunder. The Underwriting Agreement is not subject to any stamp or documentary tax or other similar charge imposed by any governmental agency having jurisdiction over the Company, including but not limited to any registration or stamp tax of the Republic of Panama or any political subdivision or taxing authority thereof or therein in connection with the execution, issuance, delivery, performance, enforcement or introduction into evidence in a court of the Republic of Panama of the Underwriting Agreement, save for a stamp tax at the rate of US$0.10 for each US$100.00 of the face value of the obligations evidenced in such documents which may be levied in the event that they are submitted for enforcement before any administrative or judicial authority in the Republic of Panama.

6.

Interests paid on the Notes will not be subject to taxation under the laws of Panama. Also, the Company’s income will not be subject to significant taxation under the laws of Panama, as long as the Company’s income is produced outside the territory of the Republic of Panama.

7.

Neither the Company nor any of its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the Republic of Panama, with respect to its obligations under the Underwriting Agreement, the Agency Agreement and the Indenture (including the Guarantee).

8.

The choice of New York law to govern the Underwriting Agreement, the Agency Agreement and the Indenture (including the Guarantee) is, under the laws of the Republic of Panama, a valid, effective and irrevocable choice of law.

9.

Any final judgment rendered by any Federal or State court of competent jurisdiction located in the State of New York in an action to enforce the obligations of the Company under the Underwriting Agreement, the Agency Agreement and the Indenture (including the Guarantee) is capable of being enforced in the courts of the Republic of Panama without retrial of the originating action, by instituting exequatur proceedings in the Supreme Court of Panama upon determination by such court that:

i.	the courts of the judgment country would in similar circumstances recognize a final and conclusive judgment of the Courts of Panama;

ii.	the judgment has been issued as a consequence of an action “in personam”;

iii.

the judgment was rendered after personal service on the defendant, having the court of jurisdiction ordered the same, except in the case where the exequatur is being sought by the defendant in contempt of court;

iv.	the cause of action upon which judgment was based does not contravene the public policy of Panama; and

v.	the documents evidencing the judgment are in authentic form according to the laws of the judgment country and have been duly legalized by Consul of Panama or with the Apostille.

10.

To our knowledge, the Company is not in violation of, or in default with respect to, any law, rule, regulation, order, judgment or decree of the Republic of Panama, except as may be properly described in the Prospectus or the documents incorporated by reference therein or such as in the aggregate would not have a Material Adverse Effect.

11.

We qualify our opinion to the extent that enforceability of rights and remedies provided for in the Underwriting Agreement, the Agency Agreement and the Indenture, may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by equitable principles to the extent equitable remedies are sought.